EXHIBIT 99.1

Lowell Farms Inc. Announces Audited Fourth Quarter and Fiscal Year 2022 Financial and Operational Results

SALINAS, Calif., March 30, 2023 (GLOBE NEWSWIRE) -- Lowell Farms Inc. (the “Company”) (CSE: LOWL; OTCQX: LOWLF), a California-born vertically integrated cannabis company with advanced production capabilities including cultivation, extraction, manufacturing, and distribution, announces audited revenue and operating results for the fourth quarter and fiscal year (ended December 31, 2022). All figures stated are in US Dollars.

Fourth Quarter and Fiscal Year Financial Highlights:

  Revenue generated for the quarter ended December 31, 2022, was $9.3 million; a decrease of 38% from the fourth quarter last year and a 7% sequential increase from the third quarter of 2022.
  Revenue for the year ended December 31, 2022 was $43.5 million.
  Sales of self-grown bulk wholesale products increased 42% sequentially to $2.8 million during the quarter including a 23% increase in volume and a 7% increase in realized price per pound.
  Total revenues from out of state licensing reached $0.3 million in the fourth quarter of 2022 and were $1.6 million for the year.
  Gross profit for the year was negative 4.2%.
  Operating loss during the quarter was $6.4 million, a favorable increase of 22% year over year. Operating loss during 2022 was $17.1 million, a favorable increase of 20% compared to 2021.
  Net loss for the fourth quarter was $11.1 million (inclusive of $3.2 million of impairment on capitalized equipment and leases) compared sequentially to net loss of $4.8 million, and a net loss of $10.0 million for the fourth quarter of 2021. Net loss for the year was $24.6 million compared to a net loss of $24.7 million in 2021.
  Adjusted EBITDA in the fourth quarter was negative $4.1 million compared sequentially to adjusted EBITDA of negative $3.5 million and negative adjusted EBITDA of $5.4 million in the fourth quarter of 2021. Adjusted EBITDA for the year was negative $9.6 million compared to negative adjusted EBITDA of $14.4 million in 2021. Adjusted EBITDA is a non-GAAP financial measure. See “Use of Non-GAAP Financial Information” below for further information and a detailed reconciliation to Net Loss, the closest comparable GAAP measure.

Revenue Summary ($’s in ‘000)

			Q/Q
	Q3	Q4	Growth
CPG Revenues	$6,137	$5,682	-7%
Bulk Product	$1,956	$2,768	42%
LFS	$254	$549	116%
Out-of-State Licensing	$310	$289	-7%
Total	$8,657	$9,288	7%

“We’re proud to remain at the forefront of innovation in the cannabis industry, with numerous accomplishments in the past year, including the acquisition of advanced pre-roll production equipment that has accelerated our ability to bring products to market as well as our cultivation output yielding the highest levels of potency we have recorded and our continued improvement of efficiencies in our various capabilities,” says Co-Founder and Chief Executive Officer Mark Ainsworth.

“We remain laser-focused on further dialing in our efficiencies as well as leveraging the incredible infrastructure we have in place with the best-in-class leadership team to maintain our position in California. Our commitment to quality, safety, and innovation is unwavering, and in the coming year we will continue to focus on growth.”

Subsequent events to the fourth quarter ended December 31, 2022:

  Lowell Farms Inc. and The Pharm, LLC to Bring the Award-Winning Lowell Smokes to Arizona Dispensaries, January 4, 2023
    https://ir.lowellfarms.com/news-events/press-releases/detail/102/lowell-farms-inc-and-the-pharm-llc-to-bring-the
  Lowell Farms Inc. Retains Canaccord Genuity in Connection with Strategic Alternatives Review, January 12, 2023
    https://ir.lowellfarms.com/news-events/press-releases/detail/103/lowell-farms-inc-retains-canaccord-genuity-in-connection
  Lowell Farms Announces Proposed Debt Settlement, Asset Sale, and Financing, March 15, 2023
    https://ir.lowellfarms.com/news-events/press-releases/detail/104/lowell-farms-announces-proposed-debt-settlement-asset

Operational Highlights and Ongoing Initiatives:
We believe the Company’s focus and strategic planning of key initiatives continue to drive sustainable growth, with top priorities on its cultivation facilities, improving operational efficiency, and refinement of biological assets.

  Cultivation Quality and Efficiency:
    Continuing to refine its cultivation processes, genetics, and enhance facilities and systems is always at the forefront of the Company's objectives. In doing so, it allows improved yield, potencies and increased margins.
      Lowell Farms saw its flower production at the greenhouse continue to increase year-over-year, with flower product totaling 8,369 lbs during the fourth quarter of 2022 in comparison to 8,336 lbs in the fourth quarter of 2021.
        The Company harvested 41 times in the fourth quarter of 2022; in contrast to 39 harvests in the fourth quarter of 2021.
        The average turn time for the flowering rooms remained consistent with 58 days in the fourth quarter of 2022 compared to 56 days in the fourth quarter of 2021.
    The portfolio of strains and increased THC potencies coming from the cultivation are a result of the upgrades the Company has made to the electrical, mechanical, and environmental systems.
      These improvements resulted in an increased average potency of 28% in the fourth quarter of 2022 compared to 26% in the fourth quarter of 2021.
    Fourth quarter 2022 results held steady despite abnormally cooler and wetter winter weather in the region.
    All science amendments to convert from Provisional to Annual licenses are complete and expected to be issued in Q1 2023.
  Lowell Farm Services
    Lowell Farms first-of-its-kind cannabis processing facility in Salinas Valley.
      In the fourth quarter of 2022 the Company generated revenue of approximately $0.5 million associated with Lowell Farm Services in comparison to $3.7 million in the fourth quarter of 2021 with 2022 YTD revenue of $3.7 million. LFS revenue includes sales of third party bulk flower.
      Lowell Farm Services processed approximately 70,000 pounds of wet weight third-party flower in the fourth quarter of 2022 yielding approximately 2,400 pounds of finished flower compared to 298,000 pounds in Q4 2021.
  California Market Trends
    Lowell Herb Co.
      Since launching the Lowell 35's product in Q32022, Lowell has remained the No. 1 top-selling non-infused pre-roll brand in California, according to Headset data.
      Each of the three core Lowell 35's blends has made the list for the top 10 most purchased, up from the top 15 in Q32022, non-infused pre-roll SKUs in California, according to Headset data for Q42022.
      Sales of Lowell branded products generated revenue of $4.7 million in the fourth quarter, while revenues for the year totaled $19.6 million compared to $17.6 million for the year ended 2021.
  Out-of-State Licensing
    Collectively out-of-state revenues were $289k in Q4 compared to $310k in Q3.
    Out-of-state revenues were $1.6 million in 2022 compared to $1.7 million in 2021.
    Massachusetts
      Lowell Herb Co is the 12th top-selling non-infused pre-roll brand in the state, according to 2022 BDS data.
      The Lowell Smokes ‘Creative Sativa’ pack is the 2nd highest selling pre-roll SKU in the state, according to October 2022 BDS data.
    Illinois
      Lowell is the 4th top-selling non-infused pre-roll brand in the state, according to 2022 BDS data.
      The Lowell Smokes ‘Social Sativa’ pack is the number one selling pre-roll SKU in the state, according to 2022 BDS data.
      Four additional Lowell Smokes products are in the top 15 selling non-infused pre-roll SKUs in the state, according to 2022 BDS data.
    Colorado
      Lowell Herb Co launched in the state throughout the LivWell dispensary network in the latter part of Q42022.
        Lowell Smokes & Quicks products launched throughout the Starbuds and Emerald Fields dispensary networks bringing the Company’s total retail doors to over 40 going into 2023.
    New Mexico
      Through its licensing partners, Schwazze, Lowell launched throughout the Star Buds network in the Q42022.
  Distribution and Sales Capabilities:
    The average delivery drop value has increased year-over-year by 10.8% to approximately $4,879 in the fourth quarter of 2022 from $4,352 in the fourth quarter of 2021.

“As we navigate the evolving dynamics and complex regulations of the cannabis industry, we are making strategic decisions to ensure a bright future for Lowell Farms, and we are dedicated to achieving financial stability,” says Chairperson of the Board Ann Lawrence. “With this impending transaction, our goal has been to reach the best outcome for the benefit of the Company, our team of employees, and our shareholders. When this transaction closes, I believe Lowell Farms will be uniquely positioned to capitalize on market opportunities in the industry.”

Q4 and Year End Financial Results Earnings Conference Call Details:
The conference call with management at 5:30 p.m. ET on Thursday, March 30, can be accessed using the following dial-in information:

U.S. and Canadian Toll Free:	1-888-349-0084
International:	1-412-317-0455
Webcast:	Link here – access code #0610973

Please dial-in at least 10 minutes before the call to register.

The conference call will be webcast live and archived on the investor relations section of the Lowell Farms website at https://ir.lowellfarms.com/.

ABOUT LOWELL FARMS INC.
Lowell Farms Inc. (CSE:LOWL; OTCQX:LOWLF) (the “Company”) is a California-based cannabis company with advanced production capabilities supporting every step of the supply chain, including cultivation, extraction, manufacturing, brand sales, marketing, and distribution. Lowell Farms grows artisan craft cannabis with a deep love and respect for the plant, and prides itself on using sustainable materials – from seed to sale – to produce an extensive portfolio of award-winning originals, including Lowell Herb Co, House Weed, MOON, and Kaizen, for licensed retailers statewide.

Lowell Farms Inc. Media Contact
pr@lowellfarms.com

Lowell Farms Inc. Investor Relations Contact
Bill Mitoulas
416.479.9547
ir@lowellfarms.com

Lowell Farms Inc. Company Contact
Mark Ainsworth
ir@lowellfarms.com

Forward-Looking Information and Statements
This news release contains certain "forward-looking information" within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking information and forward-looking statements are not representative of historical facts or information or current conditions, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or may contain statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "will continue", "will occur" or "will be achieved.” The forward-looking information and forward-looking statements contained herein may include, but are not limited to, the anticipated growth of Lowell Farm Services and the ability of the Company to successfully achieve its business objectives and expectations for other economic, business, and/or competitive factors. There can be no assurance that such forward-looking information and statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such forward-looking information and statements. This forward-looking information and statements reflect the Company’s current beliefs and are based on information currently available to the Company and on assumptions the Company believes are reasonable.

Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking information. Such risks and other factors may include, but are not limited to: general business, economic, competitive, political and social uncertainties; general capital market conditions and market prices for securities; operating and development costs; competition; changes in legislation or regulations affecting the Company; the timing and availability of external financing on acceptable terms; the available funds of the Company and the anticipated use of such funds; favorable production levels and outputs; the stability of pricing of cannabis products; the level of demand for cannabis product; the availability of third-party service providers and other inputs for the Company’s operations; lack of qualified, skilled labor or loss of key individuals; and risks and delays resulting from the COVID-19 pandemic. A description of additional assumptions used to develop such forward-looking information and a description of additional risk factors that may cause actual results to differ materially from forward-looking information can be found in the Company’s disclosure documents, such as the Company’s annual information form filed on the SEDAR website at www.sedar.com and the Company's Form 10 filed on the SEC website at www.sec.com. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are further cautioned not to place undue reliance on forward-looking information as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Forward-looking information contained in this news release is expressly qualified by this cautionary statement.

The forward-looking information contained in this news release represents the expectations of the Company as of the date of this news release and, accordingly, is subject to change after such date. However, the Company expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities law.

Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed, or accepts responsibility for the adequacy or accuracy of, the content of this news release.

Use of Non-GAAP Financial Information

EBITDA is net income (loss), excluding the effects of income taxes (recovery); net interest expense; depreciation and amortization; and adjusted EBITDA also includes noncash fair value adjustments on investments; unrealized foreign currency gains/losses; share-based compensation expense; and other transactional and special expenses, such as out-of-period insurance recoveries and acquisition costs and expenses related to the markup of acquired finished goods inventory, which are inconsistent in amount and frequency and are not what we consider as typical of our continuing operations. Management believes this measure provides useful information as it is a commonly used measure in the capital markets and as it is a close proxy for repeatable cash generated by operations. We use adjusted EBITDA internally to understand, manage, make operating decisions related to cash flow generated from operations and evaluate our business. In addition, we use adjusted EBITDA to help plan and forecast future periods.

This measure is not necessarily comparable to similarly titled measures used by other companies.

A reconciliation of this measure to Net Loss is provided below.

LOWELL FARMS INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,098	$7,887
Accounts Receivable - net of allowance for doubtful accounts of $1,053 and $1,139 at December 31, 2022 and December 31, 2021, respectively	4,163	8,222
Inventory	10,779	13,343
Prepaid expenses and other current assets	1,522	1,976
Total current assets	17,562	31,428
Property and equipment, net	31,284	32,179
Right of use assets, net	27,362	32600
Other intangibles, net	42,202	40,756
Other assets	413	416

Total assets	$118,823	$137,379

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,307	$3,102
Accrued payroll and benefits	350	650
Notes payable, current portion	282	221
Lease obligation, current portion	2,659	2,444
Convertible debentures	21,398	-
Other current liabilities	3,654	3,706
Total current liabilities	30,650	10,123
Notes payable	3	28
Lease obligation	31,340	34,052
Convertible debentures	-	14,012
Mortgage obligation	8,713	8,857
Total liabilities	70,706	67,072
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Share capital	191,742	189,368
Accumulated deficit	(143,625)	(119,061)
Total stockholders' equity	48,117	70,307

Total liabilities and stockholders' equity	$118,823	$137,379

LOWELL FARMS INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)

	Years Ended
	December 31,	December 31,
	2022	2021
Net revenue	$43,535	$53,723
Cost of goods sold	45,376	51,246

Gross profit (loss)	(1,841)	2,477

Operating expenses
General and administrative	9,553	13,907
Sales and marketing	5,274	8,559
Depreciation and amortization	448	1,313
Total operating expenses	15,275	23,779

Loss from operations	(17,116)	(21,302)

Other income/(expense)
Other income (expense)	2,455	1,390
Unrealized loss on change in fair value of investment	(109)	(60)
Impairment	(3,240)	-
Interest expense	(6,363)	(4,492)
Total other income (expense)	(7,257)	(3,162)

Loss before provision for income taxes	(24,373)	(24,464)
Provision for income taxes	191	213
Net loss	$(24,564)	$(24,677)

Net loss per share:
Basic	$(0.22)	$(0.27)
Diluted	$(0.22)	$(0.27)
Weighted average shares outstanding:
Basic	113,183	90,746
Diluted	113,183	90,746

LOWELL FARMS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,	December 31,
	2022	2021
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(24,564)	$(24,677)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,376	4,236
Amortization of debt issuance costs	937	643
Share-based compensation expense	564	1,355
Provision for doubtful accounts	517	870
Loss on sale of assets	59	-
Goodwill impairment	-	357
Termination of branding rights agreement	-	152
Unrealized loss (gain) on change in fair value of investments	109	(60)
Impairment expense	3,240	-
Changes in operating assets and liabilities:
Accounts receivable	3,542	(4,222)
Inventory	2,564	(108)
Prepaid expenses and other current assets	454	1,615
Other assets	(106)	120
Accounts payable and accrued expenses	(1,136)	(6,329)
Net cash used in operating activities	$(6,444)	$(26,048)
CASH FLOW FROM INVESTING ACTIVITIES
Proceeds from asset sales	$60	$1,978
Purchases of property and equipment	(4,250)	(3,593)
Acquisition of business assets, net	-	(6,156)
Net cash used in investing activities	$(4,190)	$(7,771)
CASH FLOW FROM FINANCING ACTIVITIES
Proceeds from convertible notes, net of financing costs	$6,552	$-
Principal payments on lease obligations	(2,497)	(2,338)
Payments on notes payable	(210)	(407)
Proceeds from subordinate voting share offering	-	18,000
Issuance costs related to subordinate voting share offering	-	(66)
Proceeds from exercise of warrants and options	-	766
Net cash provided by financing activities	$3,845	$15,955

Change in cash and cash equivalents and restricted cash	$(6,789)	$(17,864)
Cash and cash equivalents-beginning of year	7,887	25,751
Cash, cash equivalents and restricted cash-end of period	$1,098	$7,887

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$4,215	$4,200
Cash paid during the period for income taxes	$171	$268

OTHER NONCASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment not yet paid for	$819	$79
Issuance of subordinate voting shares to acquire purchase rights	$1,800	$-
Issuance of subordinate voting shares in exchange for net assets acquired	$-	$43,259
Liabilities assumed and receivable forgiveness in exchange for net assets acquired	$-	$2,361
Debt and associated accrued interest converted to subordinate voting shares	$-	$514

The table below reconciles Net Loss to Adjusted EBITDA
for the periods indicated.

LOWELL FARMS INC.
EBITDA – Non-GAAP measure

	Three Months Ended		Years Ended
	December 31,	December 31,	December 31,	December 31,
(in thousands)	2022	2021	2022	2021
Net loss	$(11114)	$(9992)	$(24,564)	$(24,677)
Interest expense	1,495	1,473	5,499	4,492
Provision for income taxes	(34	0	191	213
Depreciation and amortization in cost of goods sold	1,904	584	6,320	2,336
Depreciation and amortization in operating expenses	107	562	448	1,313
Depreciation and amortization in other income (expense)	190	196	608	587
EBITDA	(7452)	(7177)	(11,498)	(15,736)
Investment and currency losses	7	95	130	60
Goodwill impairment	0	0	-	357
Impairment Expense	3240	-	3,240	-
Share-based compensation	137	369	564	1,355
Net effect of cost of goods on mark-up of acquired finished goods inventory	0	0	-	662
Transaction and other special charges	0)	1321)	(1,984)	(1,103)
Adjusted EBITDA	$(4068)	$(5392)	$(9,548)	$(14,405)